UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2012

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2012, the Board of Directors (the "Board") of The Williams Companies, Inc. ("Company") increased the size of the Board to 12 and elected John A. Hagg, Steven W. Nance, and Murray D. Smith to the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders.

Beginning March 1, 2012, Mr. Hagg will serve on the Board’s Audit and Finance Committees, and Messrs. Nance and Smith will serve on the Board’s Compensation and Nominating and Governance Committees.

There are no arrangements or understandings between Messrs. Hagg, Nance, and Smith and any other person pursuant to which they were selected as a director of the Company.

There are no relationships between the Company or its subsidiaries, on one hand, and Messrs. Hagg, Nance, or Smith, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release publicly announcing election of Messrs. Hagg, Nance, and Smith is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1 - Copy of press release dated January 25, 2012 reporting the election of Messrs. John A. Hagg, Steven W. Nance, and Murray D. Smith to the Company's Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

January 25, 2012	By:	Sarah C. Miller

Name: Sarah C. Miller
Title: Assistant General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release dated January 25, 2012 reporting the election of Messrs. John A. Hagg, Steven W. Nance, and Murray D. Smith to the Company's Board of Directors